UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009 (July 1, 2009)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2009, NTS Communications, Inc. (“NTS”), a wholly owned subsidiary of Xfone, Inc. (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Niv Krikov, the Company’s Treasurer, Chief Financial Officer and Principal Accounting Officer, pursuant to which Mr. Krikov will serve as Executive Vice President of NTS.  Mr. Krikov’s employment with NTS is expected to begin on or about August 15, 2009, for a term that will end on July 31, 2010.  His term of employment may be renewed by mutual agreement for additional one-year terms.  In connection with this event, Mr. Krikov will be relocating from the headquarters of Xfone 018 in Israel to the Company’s principal executive offices and NTS’ headquarters in Lubbock, Texas.  Mr. Krikov’s relocation and the terms of the Employment Agreement were approved by the Company’s Board of Directors (the “Company’s Board”), upon the recommendation of the Compensation Committee of the Company’s Board (the “Compensation Committee”), and were also approved by NTS’ Board of Directors.

Under the terms of the Employment Agreement, Mr. Krikov will be paid an annual salary of $90,800, a per diem allowance at a monthly rate of $4,100, and will be eligible to participate in and receive benefits under the applicable NTS benefit plans for similarly situated employees.  Additionally, NTS has agreed to bear expenses for housing and a motor vehicle for Mr. Krikov and his family, including all expenses associated therewith, as well as travel expenses and medical and life insurance coverage.

As previously disclosed, in accordance with a resolution of the Company’s Board dated May 9, 2007, Mr. Krikov is entitled to be granted options to purchase a certain amount of the Company’s shares of common stock, as to be recommended by the Chief Executive Officer of the Company and approved by the Company’s Board.  Such options, which have not yet been granted, will be granted under and subject to the Company’s 2007 Stock Incentive Plan.  In connection with its discussion of Mr. Krikov’s relocation the Company’s Board re-affirmed Mr. Krikov’s abovementioned right to receive options.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the definitive document, a copy of which is attached as Exhibit 10.132 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.132	Employment Agreement between NTS Communications, Inc. and Niv Krikov dated July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: July 1, 2009	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
10.132	Employment Agreement between NTS Communications, Inc. and Niv Krikov dated July 1, 2009.